NEWS RELEASE
For release on or after: December 13, 2005
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“At the Heart of What Drives Your World.”	Dave Barta	Ken Kaplan
	Chief Financial Officer	Treasurer & Secretary
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REGAL-BELOIT Announces Updated Earnings Guidance

December 13, 2005 (Beloit, WI): REGAL-BELOIT CORPORATION (NYSE:RBC) today announced updated earnings guidance for the fourth quarter of 2005. The previously communicated earnings per share guidance was $.48 to $.52 per share. Based on a continuing strong sales environment, primarily in the HVAC segment, the fourth quarter guidance has been increased to a range of $.56 to $.60 per share. Other dynamics impacting earnings in the quarter are further significant increases in raw material costs and onetime costs for facility closings, partially offset by a onetime gain on the sale of the Company’s Anaheim facility which was closed in early 2005.

“While we are pleased with the favorable market conditions, we are particularly proud of our operations being able to effectively meet our customers’ unusually high fourth quarter demand,” commented Henry W. Knueppel, President and Chief Executive Officer.“During both the third and fourth quarters, there has been a confluence of favorable market dynamics that have affected our HVAC motors business; specifically, inventory replenishing after an unusually hot summer, accelerated purchasing driven by the SEER 13 Federal Energy Legislation effective January 23, 2006 and, to a lesser degree, a rebuilding of housing due to the hurricanes. We believe these unusual factors in the second half of 2005 have positively impacted our full year earnings per share by $.14 to $.16. The integration of the businesses we acquired from GE remains on schedule and we are very optimistic about the ongoing impact of SEER 13 legislation on our business. We expect that our operational initiatives, including the implementation of Lean/Six Sigma practices, the development of next generation products, and our facility rationalization program, will continue to positively impact our overall results and create additional shareholder value.”

REGAL-BELOIT CORPORATION is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout North America, and in Mexico, Europe and Asia.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: unexpected issues and costs arising from the integration of acquired companies and businesses; marketplace acceptance of our recent acquisitions, including the loss of, or a decline in business from, any significant customers; unanticipated fluctuations in commodity prices and raw material costs and issues affecting our ability to pass increased costs on to our customers; cyclical downturns affecting the markets for capital goods; substantial increases in interest rates that impact the cost of our outstanding debt; the impact of capital market transactions that the Company may effect; unanticipated costs associated with litigation matters; the success of our management in increasing sales and maintaining or improving the operating margins of our businesses; actions taken by our competitors; difficulties in staffing and managing foreign operations; our ability to satisfy various covenant requirements under our credit facility; and other risks and uncertainties described from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

Corporate Offices
200 State Street ● Beloit, WI 53511-6254
608-364-8808 ● Fax: 608-364-8818